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                                                                    Exhibit 99.1

Toymax Completes Acquisition of Monogram International
Leader in Gifts, Novelty and Souvenir Items Strengthens Year-Round Product Line

PLAINVIEW, N.Y.--May 27, 1999--Toymax International, Inc. (NASDAQ National
Market: TMAX - NEWS) announced today that it has completed the acquisition of Monogram International, Inc., a leading designer, manufacturer and marketer of gift, novelty and souvenir products sold globally. Monogram's sales for the year ended December 31, 1998 were approximately $22 million.

Headquartered in Largo, Florida, Monogram's gift and children's leisure product lines include plastic, die-cast, plush and action toys, key chains, drinkware, stationery, and desk accessories. Its product lines include items based on well-established and evergreen licenses. Monogram has been associated with The Walt Disney Company for the past 27 years and more recently with Warner Bros. Consumer Products. In 1999, Monogram will add product based on newly acquired licenses from Coca-Cola and Crayola. Its products are sold through more than 5,000 independent souvenir and gift shops, distributors, tax-free franchises, department stores, general merchandise and variety stores, discount department stores, drug store and supermarket chains and large toy retail outlets. Monogram also designs and markets promotional and private label specialty products for major theme parks, resorts and corporate customers in the United States, Mexico and Europe.

"Monogram is another key building block in Toymax's overall strategy to diversify its offerings beyond seasonal promotional toy lines," said Steven Lebensfeld, Toymax President. "This acquisition is important to us because it provides tremendous opportunities to expand our portfolio of licensed product and distribution channels and allows us to cross-sell to retailers our toy, candy and kite lines. We're glad to have Chuck Burkett, President of Monogram, and his team on board, and expect a long and fruitful association. Our newly formed administrative group, Toymax Enterprises, under the direction of Barry Shapiro, will integrate Monogram into our operations and will strengthen our move to become a leisure products company."

About Toymax
Toymax (WWW.TOYMAX.COM) is a children's consumer products company that creates, designs and markets innovative and technologically advanced toys as well as other leisure products. Toymax products promote fun and creative play, and are available under several brands: Toymax(R) toys, such as R.A.D.(TM) Robot, Mighty Mo's(TM) vehicles, the award-winning Laser Challenge(TM) and Creepy Crawlers(R) brands and a new line of educational hand-held and tabletop electronics; Go Fly A Kite(R) kites, windsocks and banners; CandyPlanet(TM) candy products. Toymax is headquartered in Plainview, N.Y. and its products are available at retailers worldwide.


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The statements made in this press release contain certain forward-looking statements. The Company cautions readers that all forward-looking statements are necessarily speculative and accordingly undue reliance should not be placed on any such forward-looking statements, which only speak as of the date made. Actual results may vary materially from those anticipated by the Company for a variety of reasons, including, without limitation, changes in retail sell-through of the Company's products, differences between bookings received from customers and actual orders received, changing consumer demand for its products, a reliance on new product introductions, the dependence on a limited number of customers, seasonal and quarterly fluctuations, the dependence on a limited number of product lines and the loss of existing licenses or the inability to renew or extend licenses under favorable terms. The risks highlighted herein should not be assumed to be the only things that could affect the future performance of the Company. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, specifically, the most recent reports filed under the Securities Exchange Act of 1934 and the registration statement filed pursuant to the Securities Act of 1933, which identify important risk factors.


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